UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2022

Glenfarne Merger Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40245	85-1535392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

292 Madison Avenue, 19th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 500-5454
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	GGMCU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GGMC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	GGMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As a result of changes to industry practice and new consensus in the accounting profession, the management of Glenfarne Merger Corp. (the “Company”) has reevaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of the redeemable shares of Class A common stock, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) on March 23, 2021. Historically, a portion of the Public Shares was classified as permanent equity to maintain stockholders’ equity greater than $5 million on the basis that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in the Company’s amended and restated certificate of incorporation (the “Charter”). Pursuant to such reevaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets redemption limitation contained in the Charter.

In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the errors and initially determined that the related impacts were not material to the previously filed financial statements, but that correcting the cumulative impact of such errors would be significant to the Company’s balance sheet and the statements of operations for the three months ended September 30, 2021 and for the period from June 16, 2020 (inception) through September 30, 2021. Accordingly, the Company corrected such errors by adjusting its prior financial statements and classified all its Class A common stock as temporary equity. This reclassification of equity was reflected in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q”), filed with the Securities and Exchange Commission on November 15, 2021 as a revision.

However, on January 14, 2022, the Company’s management and the audit committee of the Company’s board of directors concluded that the Company’s previously issued (i) audited balance sheet as of March 23, 2021 (the “Closing Balance Sheet”), filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to its current report on Form 8-K filed on March 29, 2021 (the “Original 8-K”), (ii) revision to the unaudited interim financial statements included in the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on June 1, 2021, (iii) revision to the unaudited interim financial statements included in the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 13, 2021, and (iv) Note 2 to the unaudited interim financial statements and Item 4 of Part I included in the Q3 Form 10-Q, filed with the SEC on November 15, 2021 (collectively, the “Affected Periods”), should be restated to report all Public Shares as temporary equity and should no longer be relied upon, because the related impact was material to the previously presented financial statements and the revision should have instead been characterized as a restatement. As such, the Company intends to restate the Closing Balance Sheet in Amendment No. 1 to the Original 8-K, to be filed with the SEC, and to restate its remaining financial statements for the Affected Periods in Amendment No. 1 to the Company’s Q3 Form 10-Q, to be filed with the SEC (the “Q3 Form 10-Q/A”).

After re-evaluation, the Company’s management has concluded that in light of the errors described above, a material weakness existed in the Company’s internal control over financial reporting during the Affected Periods and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Q3 Form 10-Q/A.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, WithumSmith+Brown, PC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glenfarne merger corp.

By:	/s/ Brendan Duval
	Name:	Brendan Duval
	Title:	Chief Executive Officer

Date: January 21, 2022

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